UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2012

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road, Suite 100, Carlsbad, California		92011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

Executive Incentive Bonus Plan

At a meeting held on April 3, 2012, our compensation committee approved the bonus structure of the 2012 performance period under our Executive Incentive Bonus Plan. In addition, our compensation committee amended our Executive Incentive Bonus Plan to, among other things, permit the settlement of awards under the plan in the form of shares of our Class A common stock.

Bonus awards to participants will be based upon the achievement of corporate performance goals, which will carry a seventy-five percent (75%) weighting, and individual performance, which will carry a twenty-five percent (25%) weighting. Our compensation committee established the categories of corporate performance goals as relating to total revenue and operating income. With respect to the 75% weighting allocated to the corporate performance goals, total revenue will receive a two-thirds weighting and operating income will receive a one-third weighting. In making its determination whether financial targets have been achieved, our compensation committee has the authority to make appropriate adjustments to the targets for, among other things, the expected effects of any acquisitions or other approved business plan changes made during the applicable fiscal year. Our compensation committee also has the authority to adjust revenue as it determines appropriate to exclude certain non-recurring items under generally accepted accounting principles such as gains or losses on sales of assets. Similarly, the operating income target reflects our profit from operations excluding extraordinary items. Our compensation committee also has the authority to adjust our reported operating income to exclude certain charges from our operating expenses, including stock compensation expense, accruals under the Executive Incentive Bonus Plan, any restructuring and impairment charges, any acquisition related charges, and such other charges as our compensation committee determines to be appropriate. For purposes of determining the portion of awards based on individual performance, the standard will be subjective. If the performance goals are met, our executive officers participating in the bonus plan will be eligible to receive a bonus equal to a specified target percentage of their applicable base salary as described in the table below.

The following table specifies the target percentages for our executive officers who are named in the Company’s definitive proxy statement for its 2012 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 21, 2012, as approved by our compensation committee on April 3, 2012:

Executive Officer	2012 Target Bonus as a Percentage of Base Salary
Kishore Seendripu, Ph.D.	85%
Adam C. Spice	50%
Michael J. LaChance	40%
Madhukar Reddy, Ph.D.	40%
Brian J. Sprague	40%

For the 2012 performance period, actual awards under the Executive Incentive Bonus Plan will be settled in Class A common stock issued under our 2010 Equity Incentive Plan, as amended, with the number of shares issuable to plan participants determined based on the closing sales price of our Class A common stock as determined in trading on the New York Stock Exchange on the date our compensation committee has determined that an award has been earned. In addition, with respect to the financial targets described above, awards may be adjusted based on a linear performance scale between minimum thresholds and a cap. Assuming performance at or above the maximum financial targets, executive officer bonuses will be capped at two times the target percentage specified above.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	MaxLinear, Inc. Executive Bonus Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 9, 2012	MAXLINEAR, INC.

(Registrant)

	By:	/s/ Adam C. Spice
Adam C. Spice
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	MaxLinear, Inc. Executive Bonus Plan, as amended